                                    EXHIBIT A

              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

         (1) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

         (2)      Each of them is responsible for the timely filing of such
                  Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 3, 2000
                                             /s/ Steven S. Myers
                                             -----------------------------------
                                             STEVEN S. MYERS


                                             /s/ Paula K. Myers
                                             -----------------------------------
                                             PAULA K. MYERS


                                             STEVEN MYERS AND PAULA MATHIS
                                             REVOCABLE TRUST DATED JUNE 24, 1992


                                             By: /s/ Steven S. Myers
                                                 -------------------------------
                                                 Steven S. Myers, Trustee


                                             By: /s/ Paula K. Myers
                                                 -------------------------------
                                                 Paula K. Myers, Trustee